Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-88418 and 333-47250) pertaining to the WebMD Practice Services, Inc. 401(k) Profit Sharing Plan of our report dated September 29, 2005, with respect to the financial statements and schedule of the WebMD Practice Services, Inc. 401(k) Profit Sharing Plan included in this Annual Report (11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Ernst & Young LLP

Metro Park, New Jersey
November 7, 2005